SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          April 30 , 2013

Commission File Number:  000-52365

PREAXIA HEALTH CARE PAYMENT SYSTEMS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	20-4395271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#207, 1410 – 11th Avenue S.W., Calgary, Alberta T3C OM8

(Address of principal executive offices) (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (403) 850-4120

EXPLANATORY NOTE

PreAxia Health Care Payament Systems, Inc. is filing this Amendment No. 1 to our Current Report on Form 8-K, as filed with the U.S. Securities Exchange Commission on May 20, 2013, to correct typographical errors and the reporting of the date of engagement of Patrick Rodgers CPA, PA.

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Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)

On April 30, 2013, the Company Board of Directors, acting through the Chief Executive Officer, dismissed Child, Van Wagoner & Bradshaw, PLLC from their engagement to be the independent certifying accountant for the Company.

(b)

On May 1 , 2013, the Company engaged Patrick Rodgers CPA, PA to act as the Company’s independent registered public accountant. Neither the Company nor anyone acting on the Company’s behalf hired Patrick Rodgers CPA, PA in any capacity, nor consulted with any member of that firm as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K during the two most recent fiscal years and subsequent interim period.

(c)

The engagement of Patrick Rodgers CPA, PA and the dismissal of the prior accountant was done by the Chief Executive Officer and member of the Board of the Company, with the knowledge and approval of the other members of the Board of Directors.  The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d)

Since their engagement and to the date of their dismissal, there have not been, nor are there now, any disagreements between the Company and Child, Van Wagoner & Bradshaw, PLLC. with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any “reportable events” as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than the reports were modified to contain a going concern opinion.

(f)

The Company’s prior certifying accountant, Child, Van Wagoner & Bradshaw, PLLC  has reviewed this disclosure and consented as set forth in exhibit EX-16.1 submitted herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2 3 , 2013

PreAxia Health Care Payment Systems, Inc.

By:   /s/ Tom Zapatinas

Tom Zapatinas

President

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